As filed with the Securities and Exchange Commission on December 23, 2008
Registration No. 333-148058

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
E-House (China) Holdings Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
17/F, Merchandise Harvest Building (East)
No. 333 North Chengdu Road
Shanghai, PRC 200041
People’s Republic of China
(Address of Principal Executive Offices)

Amended and Restated
E-House (China) Holdings Limited
Share Incentive Plan
(Full title of the plan)

Law Debenture Corporate Services Inc.
4th Floor, 400 Madison Avenue,
New York, New York 10017
(Name and address of agent for service)

(212) 750-6474
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Copies to:

Li-Lan Cheng	Z. Julie Gao, Esq.
Chief Financial Officer	Latham & Watkins LLP
E-House (China) Holdings Limited	41st Floor, One Exchange Square
17/F, Merchandise Harvest Building (East)	8 Connaught Place Central
No. 333 North Chengdu Road	Hong Kong
Shanghai, PRC 200041	Telephone: (852) 2522-7886
People’s Republic of China
Telephone: (86 21) 5298 0808

SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-24.1

Explanatory Note
     E-House (China) Holdings Limited hereby amends its registration statement on Form S-8 (Registration No. 333-148058) by filing this Post-Effective Amendment No. 1 to reflect the amendment and restatement of the E-House (China) Holdings Limited Share Incentive Plan. The Amended and Restated E-House (China) Holdings Limited Share Incentive Plan is filed herewith as Exhibit 10.1 and replaces Exhibit 10.1 filed previously. No additional securities are being registered.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 23, 2008.

E-House (China) Holdings Limited
By:	/s/ Xin Zhou
	Name:	Xin Zhou
	Title:	Chairman of the Board of Directors and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 2008.

Signature	Title

/s/ Xin Zhou Xin Zhou	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
/s/ * Li-Lan Cheng	Chief Financial Officer (principal financial and accounting officer)
/s/ * Charles Chao	Director
/s/ * Canhao Huang	Director

Signature	Title

/s/ * Neil Nanpeng Shen	Director
/s/ Yunchang Gu Yunchang Gu	Independent Director
/s/ May Y. Wu May Y. Wu	Independent Director
/s/ * Bing Xiang	Independent Director
/s/ Jeffrey Zhijie Zeng Jeffrey Zhijie Zeng	Independent Director
/s/ * Hongchao Zhu	Independent Director
/s/ * Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States

* By:	/s/ Xin Zhou Xin Zhou Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated E-House (China) Holdings Limited Share Incentive Plan

24.1	Power of Attorney